UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 15, 2022

NABRIVA THERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

Ireland	001-37558	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Alexandra House Office 225/227, The Sweepstakes, Ballsbridge, Dublin 4, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 816-6640

25-28 North Wall Quay,
IFSC, Dublin 1, Ireland

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	NBRV	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03.	Material Modification to Rights of Security Holders.

The information contained in Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 15, 2022 (the “Effective Date”), Nabriva Therapeutics plc (the “Company”) filed an Amended and Restated Memorandum and Articles of Association of the Company (the “Amended Articles of Association”) with the Irish Companies Registration Office and effected, as of 5:00 p.m. Eastern Standard Time on the Effective Date, a one-for-twenty-five reverse stock split (the “Reverse Stock Split”) of the Company’s ordinary shares, nominal value $0.01 per share (the “Ordinary Shares”).

As a result of the Reverse Stock Split, every twenty-five Ordinary Shares of $0.01 each (nominal value) in the authorized and unissued and authorized and issued share capital of the Company were consolidated into one Ordinary Share of $0.25 each (nominal value), and the nominal value of each Ordinary Share was subsequently immediately reduced from $0.25 to $0.01 nominal value per share. No fractional shares were issued in connection with the Reverse Stock Split. Shareholders who would otherwise be entitled to a fractional Ordinary Share are instead entitled to receive a proportional cash payment.

All outstanding stock options, restricted stock units and warrants entitling their holders to purchase or acquire Ordinary Shares were adjusted as a result of the Reverse Stock Split, as required by the terms of such securities.

As previously disclosed in the Company’s Current Report on Form 8-K filed on August 17, 2022, at the Company’s Annual General Meeting of Shareholders held on August 11, 2022, the shareholders of the Company voted to approve, subject to and conditional upon the board of directors of the Company determining, in its sole discretion, that a reverse stock split was necessary for the Company to comply with the minimum $1.00 per share requirement pursuant to Nasdaq Listing Rule 5450(a)(1) (the “Bid Price Rule”), a reverse stock split (i.e., a consolidation of share capital under Irish law) whereby such number of authorized and unissued and authorized and issued shares in the capital of the Company as the board of directors of the Company may determine that is not less than 10 ordinary shares and not more than 25 ordinary shares be consolidated into one ordinary share of such nominal value as is proportionate to the determined consolidation ratio, which nominal value shall not be less than $0.10 each (nominal value) and not more than $0.25 each (nominal value), and the subsequent reduction in the nominal value of the ordinary shares in the authorized and unissued and authorized and issued share capital of the Company from the aforementioned nominal value (as reflects the share consolidation ratio chosen by the board of directors) to $0.01 each. The board of directors of the Company subsequently determined that the Reverse Stock Split was necessary for the Company to comply with the Bid Price Rule and approved the implementation of the Reverse Stock Split at a ratio of 1-for-25 Ordinary Shares.

Trading of the Ordinary Shares on a Reverse Stock Split-adjusted basis will begin at the opening of trading on September 16, 2022.

This Item 5.03, including the description herein of the Amended Articles of Association, is qualified in its entirety by reference to the full text of the Amended Articles of Association, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Memorandum and Articles of Association of Nabriva Therapeutics plc
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABRIVA THERAPEUTICS PLC

Date: September 16, 2022	By:	/s/ Daniel Dolan
Daniel Dolan
Chief Financial Officer